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                                                               EXHIBIT (11)(G)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the use in this Post-Effective Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Growth Fund of our report dated September 30, 1996, relating to EV Marathon Growth Fund, and of our report dated September 30, 1996, relating to Growth Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information of the Registration Statement.


                                    /s/ COOPERS & LYBRAND L.L.P.
                                        --------------------------------------
                                        COOPERS & LYBRAND L.L.P.
December 17, 1996
Boston, Massachusetts